QUARTERLY INVESTOR UPDATE FOURTH QUARTER & FISCAL YEAR END 2020

FORWARD - LOOKING STATEMENTS This investor update contains “forward-looking statements” which are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future,” or the negative of those terms, or other words of similar meaning or similar expressions. These forward-looking statements are based on information currently available to us and assumptions about future events, and include statements with respect to the Company’s beliefs, expectations, estimates, and intentions, which are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond the Company’s control. Such risks, uncertainties and other factors may cause our actual growth, results of operations, financial condition, cash flows, performance and business prospects and opportunities to differ materially from those expressed in, or implied by, these forward- looking statements. Such statements address, among others, the following subjects: future operating results; expectations in connection with the impact of the ongoing COVID-19 pandemic and related government actions on our business, our industry and the capital markets; customer retention; loan and other product demand; expectations concerning acquisitions and divestitures; new products and services, including those offered by Meta Payment Systems, Refund Advantage, EPS Financial and Specialty Consumer Services divisions; credit quality; the level of net charge-offs and the adequacy of the allowance for loan and lease losses; technology; and the Company's employees. The following factors, among others, could cause the Company's financial performance and results of operations to differ materially from the expectations, estimates, and intentions expressed in such forward-looking statements: maintaining our executive management team; expected growth opportunities may not be realized or may take longer to realize than expected; the potential adverse effects of the ongoing COVID-19 pandemic and any governmental or societal responses thereto, or other unusual and infrequently occurring events; actual changes in interest rates and the Fed Funds rate; additional changes in tax laws; the strength of the United States' economy, in general, and the strength of the local economies in which the Company operates; changes in, trade, monetary, and fiscal policies and laws, including interest rate policies of the Federal Reserve; inflation, market, and monetary fluctuations; the timely and efficient development of, and acceptance of, new products and services offered by the Company or its strategic partners, as well as risks (including reputational and litigation) attendant thereto, and the perceived overall value of these products and services by users; the risks of dealing with or utilizing third parties, including, in connection with the Company’s refund advance business, the risk of reduced volume of refund advance loans as a result of reduced customer demand for or usage of the Company’s strategic partners’ refund advance products; our relationship with, and any actions which may be initiated by, our regulators; the impact of changes in financial services laws and regulations, including, but not limited to, laws and regulations relating to the tax refund industry and the insurance premium finance industry and recent and potential changes in response to the COVID-19 pandemic such as the CARES Act and the rules and regulations that may be promulgated thereunder; technological changes, including, but not limited to, the protection of our electronic systems and information; the impact of acquisitions and divestitures; litigation risk; the growth of the Company’s business, as well as expenses related thereto; continued maintenance by MetaBank of its status as a well-capitalized institution, particularly in light of our deposit base, a portion of which has been characterized as “brokered;” changes in consumer spending and saving habits; losses from fraudulent or illegal activity, technological risks and developments and cyber threats, attacks or events; the success of the Company at maintaining its high quality asset level and managing and collecting assets of borrowers in default should problem assets increase; and the other factors described under the caption “Risk Factors” and in other sections of the Company’s Annual Report on Form 10-K for the Company's fiscal year ended September 30, 2019 and in other filings made by the Company with the Securities and Exchange Commission (“SEC”). The forward-looking statements included herein speak only as of the date of this investor update. The Company expressly disclaims any intent or obligation to update any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of the Company or its subsidiaries, whether as a result of new information, changed circumstances or future events or for any other reason. 2 Fourth Quarter & Fiscal Year End 2020 | Nasdaq: CASH

UPDATE ON KEY STRATEGIC INITIATIVES

	INCREASE PERCENTAGE OF FUNDING FROM CORE DEPOSITS	OPTIMIZE INTEREST-EARNING ASSET MIX	IMPROVE OPERATING EFFICIENCIES
FISCAL 2020 PROGRESS	Partnered with Department of the Treasury's Bureau of the Fiscal Service and Fiserv to facilitate portions of Economic Impact Payments ("EIP"). Increased fiscal year average payments deposits 32%, year-over-year, excluding EIP related balances. Extended and entered into agreements with strategic partners and continued the building out of our Faster Payments Platform.	Sold off community bank division in February 2020 – reduced legacy community bank portfolio 60% to $485.6 million as of September 30, 2020. Portfolio will continue to pay down over time or be sold.	Efficiency ratio improved from 69% for fiscal year 2019 to 64% for fiscal year 2020. Pause on material mergers and acquisitions.
FOCUS FOR FISCAL 2021 AND BEYOND	• Explore and develop new niche deposit products and services. • Broaden existing relationships. • Add new strategic relationships.	• Further enhancement of interest-earning asset mix. • Focus on commercial finance business lines to drive net interest margin expansion.	• Optimization and utilization of existing business platforms. • Driving 2x operating leverage across business lines. • Invest in technology to help drive future efficiencies.

LONG-TERM STRATEGY TO DRIVE SHAREHOLDER VALUE

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Fourth Quarter & Fiscal Year End 2020 | Nasdaq: CASH

SELECTED FINANCIAL HIGHLIGHTS

Fourth Quarter Ended September 30, 2020

INCOME STATEMENT

($ in thousands, except per share data)	4Q20	3Q20	4Q19	FY 2020	FY 2019
Net interest income	64,513	62,137	65,617	259,038	264,207
Provision for loan and lease losses	8,980	15,093	4,121	64,776	55,650
Payments card & deposit fees	21,422	21,302	20,276	87,379	87,130
Total noninterest income	40,750	41,048	35,980	239,794	222,545
Total noninterest expense	80,283	71,241	76,143	319,051	333,160
Net income before taxes	16,000	16,851	21,333	115,005	97,942
Income tax expense (benefit)	1,791	(2,426)	(130)	5,661	(3,374)
Net income before non-controlling interest	**14,209**	**19,277**	**21,463**	**109,344**	**101,316**
Net income attributable to non-controlling interest	1,051	1,087	1,268	4,624	4,312
Net income attributable to parent	**$ 13,158**	**$ 18,190**	**$ 20,195**	**$ 104,720**	**$ 97,004**
Earnings per share, diluted	**$ 0.38**	**$ 0.53**	**$ 0.53**	**$ 2.94**	**$ 2.49**
Average diluted shares	34,596,422	34,623,114	37,912,616	35,651,709	38,921,637

BALANCE SHEET

($ in thousands)	PERIOD ENDING 4Q20	PERIOD ENDING 3Q20	PERIOD ENDING 4Q19	AVERAGE FY 2020	AVERAGE FY 2019
Loans and leases	3,322,765	3,502,646	3,658,847	3,672,848	3,496,754
Allowance for loan and lease losses	(56,188)	(65,747)	(29,149)	(48,784)	(35,592)
Total assets	**$ 6,092,074**	**$ 8,779,026**	**$ 6,182,890**	**$ 7,209,631**	**$ 6,252,187**
Noninterest-bearing checking	4,356,630	6,537,809	2,358,010	4,386,724	2,865,502
Total deposits	4,979,200	7,590,325	4,337,005	5,758,003	4,857,035
Total liabilities	**5,244,766**	**7,949,117**	**5,338,932**	**6,373,786**	**5,450,510**
Total stockholders' equity	**847,308**	**829,909**	**843,958**	**835,845**	**801,677**
Total liabilities and stockholders equity	**$ 6,092,074**	**$ 8,779,026**	**$ 6,182,890**	**$ 7,209,631**	**$ 6,252,187**
Loans / Deposits	67 %	46 %	79 %	64 %	72 %
Net Interest Margin	3.77 %	3.28 %	4.95 %	4.09 %	4.91 %
Return on Average Assets	0.69 %	0.86 %	1.32 %	1.45 %	1.55 %
Return on Average Equity	6.21 %	8.83 %	9.69 %	12.53 %	12.10 %

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Fourth Quarter & Fiscal Year End 2020 | Nasdaq: CASH

DIFFERENTIATED BUSINESS REDUCES RISK AND PROVIDES GROWTH OPPORTUNITIES IN VARIOUS ECONOMIC ENVIRONMENTS REVENUE MAKEUP FISCAL YEAR 2020 COMMERCIAL ($ in millions) Provide customized business capital 48% solutions for small-and medium-sized Other Income Noninterest Income as a $39.7 businesses with innovative financial percent of Total Revenue solutions to niche markets nationwide. in Fiscal Year 2020 Rental Income $44.8 CONSUMER Tailored solutions enable payments Tax Product Income providers to grow their businesses and $67.9 build more profitable customer Net Interest Income relationships by creating and delivering $259.0 payment solutions nationwide. Generates stable funding source to Payments Fee deploy into lending business lines. Fee Income income generation from payments and $87.4 tax services business lines. TARGET NICHE COMMERCIAL AND CONSUMER INDUSTRIES TO PROVIDE OPPORTUNITIES FOR GROWTH. 5 Fourth Quarter & Fiscal Year End 2020 | Nasdaq: CASH

DIVERSIFIED EARNING ASSET PORTFOLIO

($ in thousands)	At the Quarter Ended September 30, 2020 4Q20	September 30, 2019 4Q19	Y/Y Δ
COMMERCIAL FINANCE	**2,307,984**	**1,916,230**	**20 %**
Term lending	805,323	641,742	25 %
Asset-based lending	182,419	250,465	(27) %
Factoring	281,173	296,507	(5) %
Lease financing	281,084	177,915	58 %
Insurance premium finance	337,940	361,105	(6) %
SBA/USDA	318,387	88,831	258 %
Other commercial finance	101,658	99,665	2 %
CONSUMER FINANCE	**224,151**	**268,198**	**(16) %**
Consumer credit programs	89,809	106,794	(16) %
Other consumer finance	134,342	161,404	(17) %
TAX SERVICES	**3,066**	**2,240**	**37 %**
WAREHOUSE FINANCE	**293,375**	**262,924**	**12 %**
NATIONAL LENDING	**2,828,576**	**2,449,592**	**15 %**
COMMUNITY BANKING	**485,564**	**1,201,821**	**(60) %**
TOTAL GROSS LOANS & LEASES	**3,314,140**	**3,651,413**	**(9) %**
CASH & INVESTMENTS	**1,716,594**	**1,477,172**	**16 %**
TOTAL EARNING ASSETS	**5,030,734**	**5,128,585**	**(2) %**
RENTAL EQUIPMENT, NET	**205,964**	**208,537**	**(1) %**

QUARTERLY AVERAGE EARNING ASSET MIX

% in charts represent % of total interest earning assets



SEP 2020
$7.67 billion
INTEREST EARNING ASSETS
29%
33%
52%
19%
11%
8%
SEP 2019
$5.26 billion
INTEREST EARNING ASSETS
28%
36%
71%
12%
23%
LOANS & LEASES
INVESTMENTS
CASH & FED FUNDS
Commercial
Community Bank
Consumer & Warehouse
ASPIRATIONAL TARGETS
>55%
0%
<15%

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Fourth Quarter & Fiscal Year End 2020 | Nasdaq: CASH

ASSET QUALITY

Nonperforming Assets ("NPAs")


$ in millions
0.91%
0.48%
0.67%
0.64%
0.79%
$56.5
$29.8
$39.4
$56.1
$48.0
4Q19
1Q20
2Q20
3Q20
4Q20
Period Ended
NPAs
NPAs/Total Assets

Nonperforming Loans ("NPLs")


$ in millions
0.70%
0.62%
0.87%
1.10%
0.97%
$26.5
$24.0
$31.5
$39.3
$34.0
4Q19
1Q20
2Q20
3Q20
4Q20
Period Ended
NPLs
NPLs/Total Loans

Adjusted Net Charge-Offs ("NCOs")[1]

Excludes Tax Services NCOs and Related Seasonal Average Loans


$ in millions
0.33%
0.34%
0.24%
0.55%
0.63%
$3.1
$3.1
$2.2
$4.9
$5.5
4Q19
1Q20
2Q20
3Q20
4Q20
Period Ended
NCOs
NCOs/Average Loans

Tax Services NCOs and related seasonal average loans are excluded to adjust for the cyclicality of activity related to the overall economics of the tax services business line.

Allowance for loan and lease losses ("ALLL") $56.2 million, or 1.70% of total loans and leases as of September 30, 2020.

- *ALLL 165% of nonperforming loans*
- *Legacy community bank hospitality and theater exposures ALLL coverage of 7.95%*
- *Small ticket equipment finance ALLL coverage of 2.62%*

NPAs improved $8.1 million from the linked-quarter, increase in NPA ratio result of lower assets.

As of September 30, 2020, nonperforming loans decreased $5.3 million, or 13%, to $34.0 million, on a linked-quarter basis.

$2.2 million of NCOs were related to small ticket equipment finance relationships in the fiscal 2020 fourth quarter.

Cumulative net charge-offs during the Great Recession[3] were 2.59%, for Crestmark Bank and 0.01%, for the legacy community bank portfolio.

[1] *Non-GAAP measures, see appendix for reconciliations.*
[2] *Small ticket equipment finance NPLs include $8.9 million in term lending and $0.7 million in lease financing.*
[3] *Source: S&P Global Market Intelligence for data prior to acquisition on August 1, 2018.*

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Fourth Quarter & Fiscal Year End 2020 | Nasdaq: CASH

ASSET QUALITY

Excluding PPP loans, active deferments and modifications decreased from $327, or 10% of total gross loans and leases at June 30, 2020 to $193 million or 6% of total gross loans at September 30, 2020.

Allowance build as a result of COVID-19 modifications and deferrals as well as economic uncertainty.

- *Monitoring and placing limits on originations to higher risk industries and customers, and tightened underwriting standards.*
- *The Company has placed significant focus on hospitality and movie theater loans as well as small ticket equipment finance relationships.*

Past Due Loans & Leases + COVID-10 Modifications & Deferrals



Past Due / Total Loans and Leases
1.04%
3.98%
1.57%
Past Due + COVID-19 Modifications & Deferrals / Total Loans and Leases
1.04%
13.33%
7.41%
$ in millions
$38.0
$326.9
$139.2
$193.3
$52.3
4Q19
3Q20
4Q20
Total Past Due
COVID-19 Modifications & Deferrals

COVID-19 LOAN AND LEASE MODIFICATIONS AND DEFERRALS September 30, 2020	ACTIVE	
	COUNT	$ BALANCE
COMMERCIAL FINANCE	**192**	**$66.8**
Term Lending	*150*	*26.6*
Asset based lending	*5*	*7.9*
Factoring	*2*	*18.4*
Lease financing	*28*	*5.9*
Insurance premium finance	*2*	*0.2*
SBA/USDA	*4*	*7.7*
Other commercial finance	*1*	*0.0*
CONSUMER	**276**	**$5.8**
COMMUNITY BANK	**35**	**$120.7**
Hospitality relationships	*26*	*79.0*
Theater Relationships	*4*	*17.9*
Other community bank	*5*	*23.8*
TOTAL	**503**	**$193.3**
% TOTAL LOANS AND LEASES (excl. PPP)		**6%**

There were 153 active modifications for small ticket equipment finance[1] relationships representing $21.8 million in balances.

[1] Small ticket equipment finance includes balances of $19.6 million in term lending and $2.2 million in lease receivables.

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Fourth Quarter & Fiscal Year End 2020 | Nasdaq: CASH

COMMERCIAL FINANCE & COMMUNITY BANK PORTFOLIOS 9 Fourth Quarter & Fiscal Year End 2020 | Nasdaq: CASH

LIMITED TOTAL EXPOSURE TO COVID - 19 HIGH IMPACT INDUSTRIES HIGH IMPACT INDUSTRY EXPOSURES COMMUNITY COMMERCIAL ($ in millions) BANK FINANCE PPP LOANS TOTAL % OF TOTAL¹ HOSPITALITY $179.3 $46.9 $0.8 $227.0 6.4% RETAIL (excl. consumer staples²) $48.2 $40.5 $1.4 $90.1 2.6% FITNESS AND RECREATIONAL CENTERS $1.5 $19.9 $1.0 $22.4 0.6% MOVIE THEATERS $17.9 $0.8 - $18.7 0.5% RESTAURANTS $1.0 $12.3 $1.7 $14.9 0.4% TOTAL $247.9 $113.7 $11.6 $373.2 10.6% As of September 30, 2020, funded 689 loans totaling $219.0 million for the Paycheck Protection Program (“PPP”) administered by the Small Business Administration; 5.3% of PPP loans are in high impact industries. ¹ Total includes total gross loans & leases of $3.52 billion and rental equipment, net of $206.0M, as of September 30, 2020, exposures are based on current outstanding balances as of September 30, 2020 ² Consumer staples incudes grocery, pharmacy, gas stations, and convenience stores 10 Fourth Quarter & Fiscal Year End 2020 | Nasdaq: CASH

COMMERCIAL FINANCE LOAN AND LEASE PORTFOLIO



Rental Equipment, net
$206.0M
NA%
Other
$101.7M
6.60%
SBA/USDA
$318.4M
3.97%
Insurance Premium Finance
$337.9M
5.61%
Lease Financing
$281.1M
8.25%
Factoring
$281.2M
13.45%
Asset-Based Lending
$182.4M
9.84%
Term Lending
$805.3M
7.49%
$2.51 billion
COMMERCIAL FINANCE PORTFOLIO
(includes Rental Equipment, net)
as of September 30, 2020
7.53%
4Q20 Quarterly Yield
% in chart represents
current quarter yield

Top geographic state concentrations[1] by %

1.	California	17.3%
2.	Texas	11.9%
3.	Michigan	8.6%
4.	Florida	7.6%
5.	North Carolina	5.6%
6.	New York	4.7%
7.	Illinois	3.7%
8.	Pennsylvania	3.1%

TERM LENDING. Collateralized conventional term loans and notes receivable, weighted average life of 53 months. Exposure is concentrated in solar/alternative energy, most of which are construction projects that will convert to longer term government guaranteed facilities upon completion. Small ticket equipment financing relationships, through equipment finance agreements and installment purchase agreements, make up $255.1 million or 32% of term lending portfolio. *Average loan size approximately $180 thousand; small ticket equipment finance approximately $70 thousand*

ASSET-BASED LENDING. Asset-based loans secured by accounts receivable, inventory, machinery & equipment, work-in-process and other assets. Approximately 70% backed by accounts receivable, generally 85% advance rates. Exposure managed within a collateral borrowing base. Well diversified in terms of industry and geographic concentrations. *Average loan size approximately $1.4 million.*

FACTORING. Factoring services where clients provide detailed inventory, accounts receivable, and work-in-process reports for lending arrangements. Bank secures dominion of funds which secures repayment when applicable accounts receivables or invoices are paid. Approximately 95% backed by accounts receivable, generally 85% advance rates. *Average loan size approximately $320 thousand.*

LEASE FINANCING. Leasing solutions for technology, capital equipment and select transportation assets like tractors, trailers and construction equipment. Majority of portfolio relationships are to Fortune 1000 clients. *Average lease size approximately $145 thousand.*

INSURANCE PREMIUM FINANCE. Short-term, primarily collateralized financing to facilitate the purchase of commercial insurance for various forms of risk. Over 90% of insurance company partners have an investment grade rating through AM Best as well as an internal risk rating system. *Average loan size approximately $30 thousand.*

SBA/USDA. Originate loans through SBA or USDA programs, primarily SBA 7(a), USDA B&I, USDA REAP. Focus on specific verticals such as investment advisory practices, insurance agencies and solar. Includes $219.0 million of PPP loans. *Average loan size approximately $530 thousand, excluding PPP loans.*

OTHER COMMERCIAL FINANCE. Includes healthcare receivables loan portfolio primarily comprised of loans to individuals for medical services received. Majority of these loans are guaranteed by the referring hospital.

RENTAL EQUIPMENT. Leased assets related to operating leases generated from the commercial finance business line. Primarily consists of solar panels, motor vehicles, and computers and IT networking equipment.

[1] *Excludes certain joint ventures; percentages calculated based on aggregate principal amount of commercial finance loans and leases includes operating lease rental equipment of $206.0M*

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Fourth Quarter & Fiscal Year End 2020 | Nasdaq: CASH

DISTRIBUTION OF COMMERCIAL FINANCE PORTFOLIO BY I N D U S T R Y ¹ $ in millions $- $50 $100 $150 $200 $250 $300 $350 $400 $450 Manufacturing Transportation and Warehousing Utilities Finance and Insurance Health Care and Social Assistance Construction Wholesale Trade Admin and Support and Waste Mgmt and Remediation Services Mining, Quarrying, and Oil and Gas Extraction Professional, Scientific, and Technical Services Other Real Estate and Rental and Leasing Accommodation and Food Services Other Services (except Public Administration) Retail Trade Information Arts, Entertainment, and Recreation Agriculture, Forestry, Fishing and Hunting Educational Services Management of Companies and Enterprises Public Administration MANUFACTURING TRANSPORTATION & WAREHOUSING UTILITIES OIL & GAS 22% Term lending 41% Factoring 50% Term lending 48% Term lending 21% Lease financing 27% Term lending 23% Rental equipment, net 21% SBA/USDA 20% Asset-based lending 22% Insurance premium finance 22% SBA/USDA 10% Lease financing 14% SBA/USDA 8% Insurance premium finance 10% Factoring 1 Distribution by NAICS codes; excludes certain joint ventures; percentages calculated based on aggregate principal amount of commercial finance loans and leases includes operating lease rental equipment of $206.0M 12 Fourth Quarter & Fiscal Year End 2020 | Nasdaq: CASH

COMMERCIAL FINANCE MIX[1]

MANUFACTURING

Total Exposure	$413.8 million	% of Total[2]	11.8%

- Limited exposure to single borrowers
- Diversified across multiple subsectors – greatest concentration of subsectors is 2.0% of total[2]

	Outstanding Balance	% of Total[2]
MANUFACTURING	$413.8	11.8%
Computer and Electronic Product Manufacturing	70.8	2.0%
Fabricated Metal Product Manufacturing	51.0	1.5%
Transportation Equipment Manufacturing	47.3	1.3%
Chemical Manufacturing	29.8	0.8%
Plastics and Rubber Products Manufacturing	29.8	0.8%
Electrical Equipment, Appliance, and Component Manufacturing	27.4	0.8%
Nonmetallic Mineral Product Manufacturing	26.9	0.8%
Machinery Manufacturing	25.7	0.7%
Printing and Related Support Activities	23.5	0.7%
Food Manufacturing	19.1	0.6%
Other[3]	62.5	1.8%

TRANSPORTATION & WAREHOUSING

Total Exposure	$376.7 million	% of Total[2]	10.7%

- $250.7 million exposure to truck transportation, over 89% in general freight trucking.
- Less than $17.0 million exposure to passenger air transportation and support activities.
- Receive invoices and back-up, verify a portion of the purchases and monitor these accounts under a Dominion of Funds to ensure that our balances are covered by collateral

UTILITIES

Total Exposure	$311.9 million	% of Total[2]	8.9%

- 97% of Utilities exposure is to Solar Electric Power Generation, majority of which is related to permanent solar generators.
- Well collateralized, majority backed by power purchase agreements with highly rated, large public utilities



Solar Electric Power Generation
Other Utilities

OIL & GAS

Total Exposure	$51.6 million	% of Total[2]	1.5%

- $47.3 million exposure related to support activities for Oil & Gas Operations
  - Approximately half of outstandings are in working capital lines, primarily collateralized by accounts receivable, remaining collateralized by machinery and equipment

[1] Excludes certain joint ventures; percentages calculated based on aggregate principal amount of loans includes operating lease rental equipment of $206.0M

[2] Total includes total gross loans & leases of $3.52 billion and rental equipment, net of $206.0M, as of September 30, 2020, exposures are based on current outstanding balances as of September 30, 2020

[3] Other includes manufacturing subsectors comprised of less than 0.5% of total[2]

13 Fourth Quarter & Fiscal Year End 2020 | Nasdaq: CASH

LEGACY COMMUNITY BANK PORTFOLIO BREAKDOWN

As of September 30, 2020 | Serviced by Central Bank

($ in millions)	Outstanding Balance	% of Total[1]
Commercial Real Estate	$440.4	12.5%
Commercial Operating	17.0	0.5%
1-4 Family Real Estate	15.2	0.4%
Agricultural	11.7	0.3%
Consumer	1.3	0.1%
Total	**$485.6**	**13.8%**

During the quarter, sold $135 million loans and classified another $130 million as held for sale.

- *Sales did not result in any material gain.*

As a result of COVID-19, tightened focus on directly impacted industries – Hospitality & Movie Theater

- *65% and 15% of active community bank COVID-related modifications and deferrals tied to hospitality and theater exposures, respectively.*

COMMERCIAL REAL ESTATE

- 76% commercial mortgage, 24% commercial construction
- ALLL coverage of 4.75% of total commercial real estate loans, primarily related to the hospitality and theater commercial real estate loans
  - *Low historical charge-offs (2bps 5-year average NCO/average loans)*
- Past due commercial real estate balances were 0.01%, as of September 30, 2020
- $50 thousand in nonperforming loans as of September 30, 2020

Portfolio Composition Type



Insurance Agencies and Brokerages 4.5%
Theater 3.9%
Other[2] 2.1%
Multifamily 29.9%
Office Building 9.3%
Retail 10.9%
Hotel/Motel 39.4%

[1] Total includes total gross loans & leases of $3.52 billion and rental equipment, net of $206.0M, as of September 30, 2020, exposures are based on current outstanding balances as of September 30, 2020

[2] Other includes subsectors comprised of less than 1% of total commercial real estate as of September 30, 2020 ($440.4 million)

14 Fourth Quarter & Fiscal Year End 2020 | Nasdaq: CASH

LEGACY COMMUNITY BANK | HOTEL PORTFOLIO As of September 30, 2020 | Serviced by Central Bank $179.3 million outstanding, total exposure of $201.3 million including unfunded commitments $170.6 million in commercial real estate and $8.7 million in C&I • Portfolio comprised of 30 relationships representing 33 individual hotels and 3,146 total rooms • Five borrowers, or $7.7 million outstanding, currently have property improvement projects (“PIP”) in place, $45.6 million related to construction • 10% of current outstanding are participation loans • 99% flagged hotel relationships (i.e. Holiday Inn Express, Hampton Inn, Hyatt Place, etc.); 100% limited-service • 26% of balances located in South Dakota and Iowa with majority of the remaining balances through developers headquartered in South Dakota and Iowa - Lower unemployment rate in Sioux Falls & Des Moines MSA, relative to National rates sign of stronger local economies • Majority of loans have guarantors by individuals with a strong combined net worth • Average loan-to-value of 60% at September 30, 2020 • One nonperforming loan representing $50 thousand as of September 30, 2020 COVID-19 Response and Monitoring • 67% of hotel relationships received PPP loans • Active third-round COVID-related deferrals and modifications on $79.0 million in hospitality balances outstanding • Frequent monitoring and discussions with impacted borrowers, including short-term planning (90-day deferrals) 15 Fourth Quarter & Fiscal Year End 2020 | Nasdaq: CASH

PAYMENTS 16 Fourth Quarter & Fiscal Year End 2020 | Nasdaq: CASH

PAYMENTS BUSINESS SOLUTIONS

PAYMENTS BUSINESS PROVIDES PRIMARY DEPOSIT SOURCE
GENERATES STABLE, LOW COST CORE DEPOSITS AND FEE INCOME

PREPAID

DEPOSITS + FEE INCOME

Leading prepaid card issuer.

Partner to top prepaid program managers.

Leader in applying innovative prepaid solutions to address key consumer and business payments needs.



PREPAID CARD DISTRIBUTION
based on balances as of
September 30, 2020
Loyalty Awards Promotion
11%
Gift
12%
Payroll
18%
59%
General Purpose Reloadable

BANKING AS A SERVICE

DEPOSITS + FEE INCOME

Facilitate Transactional Payments: Faster Payments, ACH, merchant acquiring and ATM Sponsorship.

MetaBank ranked among Top 50 on Nacha's 2019 Top ACH Originators & Receivers By Volume

Provide deposit account services for fintech/neobank/challenger banks.

Named Partner Bank of the Year by Tearsheet for MoneyLion's RoarMoney banking product.



CHALLENGERS
AWARDS
2020
TS
PARTNER BANK
OF THE YEAR
MetaBank

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Fourth Quarter & Fiscal Year End 2020 | Nasdaq: CASH

PAYMENTS BUSINESS UPDATE Payments Card and Deposit Fee Income Breakout Fourth Quarter Fiscal 2020 • Increased monitoring of our partners due to COVID-19; providing payment 9% modifications and deferrals where necessary, immaterial impact to date. • Selected as the prepaid debit card issuer for Economic Impact Payments (“EIP 11% Cards”) as Treasury’s financial agent. – Issued 3.6 million cards representing $6.42 billion in funding. – As of September 30, 2020, $942.2 million in balances remained outstanding. • Payments deposits, excluding EIP Cards, represented 87% of total average deposits for the fiscal 2020 fourth quarter. 80% Prepaid Deposit Banking Services Banking Services includes ATM, ACH/Faster Payments, Merchant Acquiring Average Payments Deposits Payments Card and Deposit Fee Income ($ in billions) ($ in millions) Percent of Total Revenue 21% CAGR 20% 21% 12% 21% 20% 2018 – 2020 Excl. EIP Card Balances $1.62 EIP Card Balances $0.98 EIP Card $4.20 Balances $23.2 $3.57 $21.5 $21.3 $21.4 $20.3 $2.71 $2.63 $2.45 2018 2019 2020 4Q19 4Q20 4Q19 1Q20 2Q20 3Q20 4Q20 Fiscal Year Average Quarter Average 18 Fourth Quarter & Fiscal Year End 2020 | Nasdaq: CASH

INTEREST RATE RISK AND CAPITAL 19 Fourth Quarter & Fiscal Year End 2020 | Nasdaq: CASH

INTEREST RATE RISK MANAGEMENT September 30, 2020 12-Month Interest Rate Sensitivity from Base Net Interest Income • Lower for longer rate environment -- focus is on reducing wholesale funding and redeploying deposits 25% and assets into positive carry opportunities. 20% 15% • Interest rate risk shows asset sensitive balance sheet - net interest income modeled under an instantaneous, 10% parallel rate shock and a gradual parallel ramp. 5% 0% • Management also employs rigorous modeling techniques under a variety of yield curve shapes, twists -5% -100 +100 +200 +300 and ramps. Parallel Shock Ramp 1 Earning Asset Pricing Attributes Asset/Liability Gap Analysis 7% 3,500 3,000 2,500 28% 2,000 1,500 52% 1,000 500 Volume ($MM) Volume 13% 0 -500 -1,000 Fixed Rate > 1 Year Floating or Variable Month 1-12 Month 13-36 Month 37-60 Month 61-180 Fixed Rate < 1 Year Federal Reserve Bank Deposits Period Variance Total Assets Total Liabilities (Floating or Variable) 1 Fixed rate securities, loans and leases are shown for contractual periods less than 12 months and greater than 12 months. 20 Fourth Quarter & Fiscal Year End 2020 | Nasdaq: CASH

STRONG CAPITAL AND SOURCES OF LIQUIDITY Regulatory Capital as of September 30, 2020 At September 30, 2020 Meta Financial Group, Inc. MetaBank Tier 1 Leverage 6.58% 7.56% Capital Ratio Trends Tier 1 Leverage – Adjusted¹ N/A 9.66% Common Equity Tier 1 11.78% 13.96% Tier 1 Capital 12.18% 14.00% Total Capital 15.30% 15.26% • MetaBank period end Tier 1 Leverage of 9.66% better reflects the go-forward balance sheet reducing the impact from the temporary EIP Card balances. • MetaBank remains well-capitalized. • Repurchased 898,416 shares at a weighted average price of $21.80 since resuming share repurchases in September 2020 through October 23, 2020. Primary & Secondary Liquidity Sources ($ in millions) Cash and Cash Equivalents $425 Unpledged Investment Securities $325 FHLB Borrowing Capacity $1,005 Funds Available through Fed Discount Window $345 PPP Loan Collateral $215 Meta Financial Group, Inc. MetaBank Unsecured Lines of Credit $1,265 - $1,535 Minimum Requirement to be Well-Capitalized under Prompt Corrective Action Provisions 1 Non-GAAP measure, see appendix for reconciliations. 21 Fourth Quarter & Fiscal Year End 2020 | Nasdaq: CASH

APPENDIX 22 Fourth Quarter & Fiscal Year End 2020 | Nasdaq: CASH

WAREHOUSE FINANCE Total Exposure $293.4 million % of Total¹ 8.3% All Loan/Collateral Cash Flows Asset-backed warehouse lines of credit used to support strategic initiatives. • Lines are primarily secured by consumer receivables, whereby Meta is in a senior, secured position as the first out participant. Admin Fees (0-5%) • Have never had a charge off or loss. • Agreements trigger waterfall protection for the “First Out” participant: First-Out Tranche (Meta - The waterfall could be “triggered” due to items such as: collateral Position) underperformance, collateral days past due, covenant breaches, $55MM (55%) concentration limit breaches, missed payments, regulatory events, material adverse effects, etc. $100M Junior Tranche Facility EXAMPLE $35MM (35%) EXAMPLE In the example $100M scenario, all cash flows of the outstanding facility are used to pay the First Out Tranche’s (i.e. – Meta’s) outstanding principal and interest. The First Out’s position must be paid down in full prior to the junior and equity tranches receiving any cash flow. Effectively, the First Out receives the benefit of $100M of Equity Tranche loans/collateral to pay down its $55M full principal and interest $10MM (10%) position. ¹ Total includes total gross loans & leases of $3.52 billion and rental equipment, net of $206.0M, as of September 30, 2020 23 Fourth Quarter & Fiscal Year End 2020 | Nasdaq: CASH

CONSUMER CREDIT PROGRAMS Consumer Payments Principal, Interest, Fees Total Exposure $89.8 million % of Total¹ 2.6% Consumer credit programs offer Meta a risk adjusted return, protected by certain layers of credit support and balance sheet flexibility. Programs are offered to strategic partners with Collection Account payments distribution potential. • Agreements typically provide for “excess spread” build-up and protection through a priority of payment within a waterfall Principal • Consumer interest rate and fees flow through a waterfall: Principal Losses Repayment to Servicing to Meta - Covers principal losses and Meta’s required rate of interest. Meta’s Meta interest rate is substantially less than the consumer’s APR - Structure provides for a build up of excess spread to allow protection from loan losses and ensure Meta’s contractual rate of interest is covered Meta’s Agreed upon interest return - Structure provides for ALLL on a portfolio basis rather than loan level basis - Excess spread in the escrow account only released to partner when certain conditions are satisfied Remaining Excess Spread to Meta-owned escrow - Escrow account balance has increased since program inception reserve Reserve release to partner is conditional (subordinate) based on product performance ¹ Total includes total gross loans & leases of $3.52 billion and rental equipment, net of $206.0M, as of September 30, 2020 24 Fourth Quarter & Fiscal Year End 2020 | Nasdaq: CASH

FINANCIAL MEASURE RECONCILIATIONS

Efficiency Ratio

($ in thousands)	For the last twelve months ended Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019
Noninterest Expense - GAAP	319,051	314,911	316,138	334,663	333,160
Net Interest Income	259,038	260,142	264,973	268,586	264,207
Noninterest Income	239,794	235,024	237,766	222,278	222,545
Total Revenue: GAAP	498,832	495,166	502,739	490,864	486,752
Efficiency Ratio, LTM	63.96 %	63.60 %	62.88 %	68.18 %	68.45 %

Non-GAAP Reconciliation

Adjusted Annualized NCOs and Adjusted Average Loans and Leases

($ in thousands)	For the quarter ended Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019
Net Charge-offs	18,538	14,700	2,117	2,380	18,476
Less: Tax services net charge-offs	13,034	9,782	(74)	(739)	15,416
Adjusted Net Charge-offs	$ 5,504	$ 4,918	$ 2,191	$ 3,119	$ 3,060
Quarterly Average Loans and Leases	3,536,997	3,622,928	4,195,772	3,735,196	3,729,545
Less: Quarterly Average Tax Services Loans	16,650	39,845	516,491	24,429	21,445
Adjusted Quarterly Loans and Leases	$ 3,520,347	$ 3,583,083	$ 3,679,281	$ 3,710,767	$ 3,708,100
Annualized NCOs/Average Loans and Leases	2.10 %	1.62 %	0.20 %	0.25 %	1.98 %
Adjusted Annualized NCOs/Adjusted Average Loans and Leases[1]	0.63 %	0.55 %	0.24 %	0.34 %	0.33 %

[1] Tax Services NCOs and average loans are excluded to adjust for the cyclicality of activity related to the overall economics of the Company's tax services business line.

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NON-GAAP RECONCILIATIONS

MetaBank Period-end Tier 1 Leverage		September 30, 2020
Total stockholder's equity	$	933,430
ADJUSTMENTS:		
LESS: Goodwill, net of associated deferred tax liabilities		302,396
LESS: Certain other intangible assets		40,964
LESS: Net deferred tax assets from operating loss and tax credit carry-forwards		18,361
LESS: Net unrealized gains (losses) on available-for-sale securities		17,762
LESS: Non-controlling interest		3,603
Common Equity Tier 1 Capital ("CET1") (1)		550,344
Tier 1 minority interest not included in common equity tier 1 capital		1,894
Total Tier 1 capital		552,238
Total Assets (Quarter Average)	$	7,679,897
ADD: Available for sale securities amortized cost		(22,844)
ADD: Deferred tax		5,724
LESS: Deductions from CET1		361,721
Adjusted total assets	$	7,301,056
MetaBank Regulatory Tier 1 Leverage		**7.56** %
Total Assets (Period End)	$	6,095,030
ADD: Available for sale securities amortized cost		(23,718)
ADD: Deferred tax		5,956
LESS: Deductions from CET1	$	361,721
Adjusted total assets	$	5,715,547
MetaBank Period-end Tier 1 Leverage		**9.66** %

Adjusted Net Interest Margin	Three Months Ended September 30, 2020
Average interest-earning assets	6,806,366
Net interest income	64,513
Net interest margin	**3.77** %
ADJUSTMENTS FOR EIP CARDS	
Interest-earning assets	6,806,366
LESS: Cash adjustment	1,573,727
Adjusted average interest-earning assets	5,232,639
Net Interest Income	64,513
LESS: Cash interest adjustment	396
Adjusted net interest income	64,117
Adjusted net Interest margin	**4.87** %

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Fourth Quarter & Fiscal Year End 2020 | Nasdaq: CASH